J.P.Morgan

J.P.Morgan

AMENDMENT NO. 2, dated as of                      , 2020 (the "Amendment"), to the Second Amended and Restated Deposit Agreement dated as of December 6, 2013, as previously amended as of February 9, 2017 (as so previously amended, the "Deposit Agreement") among BP p.l.c. (the "Company"), a corporation organized under the laws of England and Wales, JPMorgan Chase Bank, N.A., as depositary (the "Depositary"), and all holders from time to time of American depositary receipts ("Receipts") issued thereunder.

W I T N E S S E T H:

WHEREAS, the Company and the Depositary executed the Deposit Agreement for the purposes set forth therein; and

WHEREAS, pursuant to Section 6.1 of the Deposit Agreement, the Company and the Depositary desire to amend the terms of the Deposit Agreement and Receipts in a way that does not impose or increase any fees or charges on, or prejudice any substantial existing right of, any existing Holders.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree to amend the Deposit Agreement and Receipts as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Definitions. Unless otherwise defined in this Amendment, all capitalized terms used, but not otherwise defined, herein shall have the meaning given to such terms in the Deposit Agreement.

ARTICLE II

AMENDMENTS TO DEPOSIT AGREEMENT AND RECEIPTS

SECTION 2.01. All references in the Deposit Agreement to the term "Deposit Agreement" shall, as of the date hereof, refer to the Second Amended and Restated Deposit Agreement dated as of December 6, 2013 as amended as of February 9 2017 as further amended by this Amendment.

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SECTION 2.02. The body of Section 4.1 of the Deposit Agreement is amended to read as follows:

Whenever the Company shall make any cash dividend or other cash distribution on Deposited Securities available in U.S. dollars and it is possible, whether by election or other action, for the Depositary to receive that dividend or distribution in U.S. dollars, the Depositary shall take any action to enable it to receive such dividend or distribution in U.S. dollars. In respect of any other cash dividend or cash distribution by the Company on any Deposited Securities, whenever the Depositary or the Custodian shall receive any cash dividend or other cash distribution upon any Deposited Securities, the Depositary shall, after any necessary conversion of such distribution into U.S. dollars pursuant to Section 4.5 and after fixing a record date in respect thereof pursuant to Section 4.6, subject to this Deposit Agreement, distribute as promptly as reasonably practicable the amount thus received, by electronic transfers from a bank in the United States or such other means as may be permitted under this Section 4.1, to the Holders of record on such record date of Receipts evidencing American Depositary Shares representing such Deposited Securities, in proportion to the number of American Depositary Shares representing such Deposited Securities held by each of them respectively; provided that the Depositary shall make appropriate adjustments in the amounts so distributed in respect of (a) any of such Deposited Securities being not entitled, by reason of its date of issuance or otherwise, to receive all or any portion of such distribution or (b) any amounts (i) required to be withheld by the Company, the Custodian or the Depositary from any such distribution on account of taxes, or (ii) charged by the Depositary in connection with the conversion of foreign currency into U.S. dollars pursuant to Section 4.5, provided that if the Company shall announce any cash dividend on Deposited Securities in U.S. dollars, the Company shall cause the amount of U.S. dollars paid to the Depositary to be such that, subject to (i) above, the amount paid in respect of each Deposited Security hereunder is equal to the amount of the cash dividend per Share as so announced. The Depositary shall distribute only such amount as can be distributed without distributing to any Holder a fraction of one cent. Fractional cents will be withheld without liability and dealt with by the Depositary in accordance with its then current practices. For all cash dividends and other cash distributions that are made available to the Depositary after the date that will be published on adr.com/bp and communicated to then current Holders by mail, the Depositary will distribute such amounts to Holders solely via electronic funds transfer ("EFT"), except as otherwise provided herein. In order to receive such amounts, Holders must provide their bank deposit details to the Depositary in accordance with the instructions provided by the Depositary for this purpose. Subject to the last sentence of this paragraph, all such amounts owing to Holders who do not provide such bank deposit details shall be held by the Depositary on behalf of such Holders until such bank deposit details have been provided. All amounts so held by the Depositary will be reported for tax purposes as if paid to all Holders as of the date that funds are first made available to Holders and will neither accrue interest nor be invested for Holders while they are being held. A Holder will be unable to receive cash dividends or other cash distributions to which it is entitled until such time as such Holder either (i) provides its bank deposit details to the Depositary in accordance with the instructions provided by the Depositary for this purpose, (ii) transfers such Holder’s ADS position into DTC or (iii) cancels its American Depositary Shares (whereupon, in the case of a transfer to DTC or a cancellation, such Holder will receive a check for the aggregate amount of cash dividends and/or cash distributions being held on its behalf). Notwithstanding the foregoing, the Depositary shall, if instructed by the Company, distribute cash dividends and other cash distributions by check or by such other means as BP and the Depositary may agree.

J.P.Morgan

SECTION 2.03. The address of the Depositary set forth in Section 7.5(b) of the Deposit Agreement is amended to read as follows:

JPMorgan Chase Bank, N.A., 383 Madison Avenue, Floor 11, New York, New York, 10179, Attention: Depositary Receipts Group,

SECTION 2.04. The form of Receipt, and all outstanding Receipts, each after giving effect to this Amendment and some clarifying changes to paragraph 8 thereof, shall be in the form attached hereto as Exhibit A.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.01. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Depositary, that:

(a) This Amendment, when executed and delivered by the Company, will be duly and validly authorized, executed and delivered by the Company, and it and the Deposit Agreement as amended hereby constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and

(b) In order to ensure the legality, validity, enforceability or admissibility into evidence of this Amendment or the Deposit Agreement as amended hereby, neither of such agreements need to be filed or recorded with any court or other authority in England, nor does any stamp or similar tax or governmental charge need to be paid in England on or in respect of such agreements.

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ARTICLE IV

MISCELLANEOUS

SECTION 4.01. Effective Date. This Amendment is dated, and shall be effective, as of the date set forth above; provided, however, any amendment that shall impose or increase any fees or charges other than the fees and charges listed in clauses (a) through (d) of paragraph 8 of the Receipts) or that shall otherwise prejudice any substantial existing right of Holders, shall not, however, become effective as to outstanding Receipts until the expiration of 30 days after notice hereof shall have first been given to the Holders After the effective time, each Holder shall be deemed, by continuing to hold Receipts, to have consented and agreed to the provisions of the Deposit Agreement as amended by the Amendment and to be subject to and bound by all of the terms and conditions of the Deposit Agreement, as amended hereby.

SECTION 4.02. Indemnification. The parties hereto shall be entitled to the benefits of the indemnification provisions of the Deposit Agreement in connection with any and all liability it or they may incur as a result of the terms of this Amendment and the transactions contemplated herein.

SECTION 4.03. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute one instrument.

SECTION 4.04. Miscellaneous. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, NEW YORK LAW. Delivery of an executed signature page of this Deposit Agreement by facsimile or other electronic transmission (including “.pdf”. “.tif” or similar format) shall be effective as delivery of a manually executed counterpart hereof. The provisions of Section 7.6 of the Deposit Agreement are incorporated herein by reference and deemed to be a part hereof.

J.P.Morgan

IN WITNESS WHEREOF, BP p.l.c. and JPMorgan Chase Bank, N.A. have duly executed this Amendment No. 2 to Deposit Agreement as of the day and year first above set forth and all holders of Receipts shall become parties hereto upon acceptance and/or retention by them of Receipts issued in accordance with the terms of the Deposit Agreement as amended hereby.

BP p.l.c.

By: _______________________________
Name:
Title:

JPMorgan Chase Bank, N.A.

By: _______________________________
Name:
Title:

J.P.Morgan

Exhibit A

ANNEXED TO AND INCORPORATED IN

AMENDMENT NO. 2 TO DEPOSIT AGREEMENT

[FORM OF FACE OF RECEIPT]

AMERICAN DEPOSITARY RECEIPT

evidencing

AMERICAN DEPOSITARY SHARES

representing

ORDINARY SHARES

of

BP p.l.c.

(Organized under the laws of England and Wales)

No.

JPMorgan Chase Bank N.A., a national banking association organized under the laws of the United States, as depositary (the "Depositary"), hereby certifies that                     is the owner of American Depositary Shares, representing deposited Ordinary Shares of $0.25 each, including rights to receive such Ordinary Shares ("Shares"), of BP p.l.c., a corporation organized under the laws of England and Wales and its successors (the "Company"). At the date hereof, each American Depositary Share represents six (6) Shares deposited under the Deposit Agreement (hereinafter defined) with the Depositary or the Custodian. Capitalized terms used herein that are not defined herein shall have the meanings assigned to them in the Deposit Agreement.

(1) The Deposit Agreement. This American Depositary Receipt is one of the receipts executed and delivered (the "Receipts"), pursuant to the Second Amended and Restated Deposit Agreement dated as of December 6, 2013 to the Amended and Restated Deposit Agreement dated as of August 1, 2007, as amended (as amended from time to time, the "Deposit Agreement"), by and among the Company, the Depositary (and any of its successors) and all registered holders ("Holders") from time to time of Receipts, each of whom by accepting a Receipt becomes a party thereto, bound by all applicable terms and provisions thereof and hereof. The Deposit Agreement sets forth the rights of Holders and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any rights to receive Shares and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such securities, property and cash, collectively, the "Deposited Securities"). Copies of the Deposit Agreement and of the Company’s provisions of or governing Deposited Securities are on file at the Depositary’s Office, the office of the Custodian and at any other designated transfer office. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions thereof. The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities.

J.P.Morgan

(2) Withdrawal of Deposited Securities. Upon receipt at the Depositary’s Office or at such other offices as the Depositary may designate of a Holder’s written order directing the Depositary to cause the whole number of Deposited Securities represented by the American Depositary Shares evidenced by a Receipt to be withdrawn and delivered to or upon the written order of the person or persons designated in such order, and upon the surrender, if applicable, of such Receipt (properly endorsed in blank or accompanied by proper instruments of transfer in blank, to the extent required by the Depositary), the Depositary shall direct the Custodian to deliver without unreasonable delay, subject to the Deposit Agreement and to the provisions of or governing Deposited Securities, to or upon the written order of the person or persons designated in such order, the Deposited Securities at the time represented by the American Depositary Shares evidenced by such Receipt, and the Custodian shall so deliver such whole number of Deposited Securities, at the office of the Custodian, except that the Depositary may, in its discretion, at the request, risk and expense of the Holder make delivery of such whole number of Deposited Securities without unreasonable delay to such person or persons at the Depositary’s Office or at any other place specified by the Holder in such order. Directions shall be given by letter or, at the request, risk and expense of the Holder, by cable, telex, electronic or facsimile transmission. Delivery of whole number of Deposited Securities may be made by the delivery of certificates, to the extent such Deposited Securities may be represented by certificates, which, if required by law, shall be properly endorsed or accompanied by properly executed instruments of transfer, and if such certificates may be so registered, registered in the name of such Holder, or as ordered by such Holder or properly endorsed or accompanied by proper instruments of transfer. Delivery of Deposited Securities consisting of Shares shall be made by delivery of Shares in registered form only. Fractional Shares are not deliverable on the cancellation of American Depositary Shares. To the extent the cancellation of American Depositary Shares would give rise to the delivery of a fractional Share, the Depositary will promptly advise such Holder of such and shall either deliver to such Holder a new Receipt in book entry form on the Direct Registration System evidencing such fractional American Depositary Share or arrange to sell such fractional Share and deliver the net proceeds from such sale (after deduction of the costs and expenses of such sale) to the Holder entitled thereto. Sales of fractional Shares by the Depositary will occur on a periodic basis established by the Depositary on a basis of no less than one sale per month. Notwithstanding any provision of the Deposit Agreement or the Receipts, the Depositary may restrict withdrawals of Deposited Securities only for the reasons set forth in General Instruction I.A.(1) of Form F-6 under the Securities Act of 1933. The immediately foregoing sentence shall not apply to Deposited Securities that are Restricted Securities.

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(3) Transfers, Combinations and Split-ups. Subject to paragraph 4, this Receipt is transferable on the register maintained by the Depositary by the Holder hereof in person or by duly authorized attorney, upon surrender of this Receipt at any designated transfer office properly endorsed or accompanied by proper instruments of transfer and duly stamped as may be required by applicable law. This Receipt may be split into other Receipts or may be combined with other Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as those evidenced by the Receipt or Receipts surrendered.

(4) Certain Limitations. Prior to the issuance, execution, delivery, registration, registration of transfer, split-up or combination of this Receipt, the delivery of any distribution in respect hereof, or, subject to the penultimate sentence of paragraph 2, the withdrawal of any Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, the Depositary, the Company or the Custodian may require: (a) payment of a sum sufficient to pay or reimburse it for payment of (i) any stock transfer or other tax or other governmental charge with respect thereto, other than Relevant Duties payable by the Company in accordance with paragraph 5, (ii) any stock transfer or registration fees in effect for the registration of transfers of Shares or other Deposited Securities upon any applicable register and (iii) any applicable charges as provided in paragraph 8 of this Receipt; (b) the production of proof satisfactory to it of the identity and genuineness of any signature and of such other information (including without limitation information as to citizenship, residence, exchange control approval, or legal or beneficial ownership of any securities) as it may deem necessary or proper or as the Company may require; and (c) compliance with such reasonable regulations, if any, as the Depositary and the Company may establish consistent with the provisions of the Deposit Agreement. The delivery of Receipts against deposits of Shares may be suspended, deposits of Shares may be refused, or the registration of transfer of Receipts, their split-up or combination or, subject to the penultimate sentence of paragraph 2, the withdrawal of Deposited Securities may be suspended, generally or in particular instances, when the Receipt register or any register for Shares or other Deposited Securities is closed or any time or from time to time when any such action is deemed necessary or advisable by the Depositary or the Company for any reason, including without limitation any requirement of law or of any government or governmental body or commission, any provision of the Deposit Agreement or the provisions of or governing Deposited Securities, any meeting of Shareholders or any payment of dividends. The Depositary will not issue Receipts against rights to receive Shares unless (x) such Receipts are fully collateralized (marked to market daily) with cash, U.S. government securities or such other collateral as the Depositary deems appropriate until such Shares are deposited, (y) the applicant for such Receipts represents and agrees in writing that such applicant or its customer (i) beneficially owns such Shares, (ii) assigns all beneficial right, title and interest to such Shares to the Depositary, (iii) holds such Shares for the account of the Depositary and (iv) will deliver such Shares upon the Depositary’s request (no evidence of ownership is required or time of delivery specified) and (z) all such Receipts which are outstanding at any time as a result of pre-release represent not more than 20%, or such other percentage as the Company may determine in its sole discretion, of the total number of Shares represented by American Depositary Receipts except to the extent, if any, that such limitation is exceeded as a result of the withdrawal of Deposited Securities subsequent to the execution and delivery of pre-released Receipts in compliance with such limitation. Such collateral, but not the earnings thereon, will be held for the benefit of the Holders. Any issue of pre-released Receipts shall also be subject to such further limitations as may be agreed between the Company and the Depositary from time to time. The Depositary may retain for its own account any compensation for the issuance of Receipts against such other rights to receive Shares, including without limitation earnings on the collateral securing such rights. Subject to the provisions of this paragraph 4 with respect to the issuance of Receipts against rights to receive Shares, neither the Depositary nor the Custodian shall lend Deposited Securities. The Depositary will not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the Securities Act of 1933 and not so registered; the Depositary may refuse to accept for such deposit any Shares identified by the Company in order to facilitate the Company’s compliance with securities laws in the United States.

J.P.Morgan

(5) Liability of Holder for Taxes. If any tax or other governmental charge, including any interest or penalties thereon, shall become payable by or on behalf of the Custodian, the Depositary or the nominee of either of them with respect to this Receipt or any Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, such tax or other governmental charge shall be payable by the Holder in whose name this Receipt is registered at the time such tax or other governmental charge is incurred, who shall pay the amount thereof to the Depositary and by holding or having held a Receipt the Holder and all prior Holders thereof, jointly and severally, agree to indemnify, defend and save harmless each of the Depositary and its agents in respect thereof; provided that to the extent that any United Kingdom stamp duty, stamp duty reserve tax or other similar United Kingdom governmental charge (or any interest or penalties thereon) (each, a "Relevant Duty") arises in connection with (a) the deposit of Shares (the "Exchange Shares"), in connection with (i) the exchange of Receipts for common stock without par value ("Amoco Shares") of Amoco Corporation pursuant to the Agreement and Plan of Merger dated as of August 11, 1998, as amended as of October 22, 1998 (the "Merger Agreement"), by and among The British Petroleum Company p.l.c., Amoco Corporation and Eagle Holdings, Inc., or (ii) the issue of Receipts upon the exercise of employee stock options over Amoco Shares outstanding as of the Effective Date (as defined in the Merger Agreement), into the facility created by the Deposit Agreement, including but not limited to the agreement to transfer, the transfer and the delivery of Exchange Shares to the Depositary, the Custodian or the nominee of either of them and any issue of American Depositary Shares by the Depositary in respect thereof or (b) the holding of Shares by the Depositary, the Custodian or the nominee of either of them, but only, in the case of this clause (b), to the extent that such Relevant Duty arises out of, or is imposed as a consequence of, the fact that Exchange Shares were deposited in a form other than registered form, such Relevant Duty shall be payable by the Company and not by the Holder, and the Company shall be liable for such payment. In cases where this paragraph 5 requires a payment to be made to the Depositary by a Holder, the Depositary may refuse to effect any registration of transfer of this Receipt or any split-up or combination hereof or any withdrawal of such Deposited Securities until such payment is made, and may withhold or deduct from any distributions on such Deposited Securities, or may sell for the account of the Holder hereof any part or all of such Deposited Securities (after attempting by reasonable means to notify the Holder hereof prior to such sale), and may apply such cash or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency. Neither the Company, the Depositary nor any of their respective officers, directors, representatives or agents will be liable for failure of a Holder to comply with applicable tax laws or governmental charges. Each Holder of a Receipt or an interest therein agrees to indemnify the Depositary, the Company, the Custodian and any of their respective officers, directors, representatives or agents against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rates of withholding at source or other tax benefits obtained.

J.P.Morgan

(6) Warranties by Depositor. Every person depositing Shares under the Deposit Agreement represents and warrants that (a) such Shares and the certificates therefor are duly authorized, validly issued and outstanding, fully paid, nonassessable and legally obtained by such person (b) all pre-emptive and comparable rights, if any, with respect to such Shares have been validly waived or exercised, (c) the person making such deposit is duly authorized so to do, (d) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim and that, except as contemplated by Section 2.11 of the Deposit Agreement, such Shares (A) are not Restricted Securities unless at the time of deposit the requirements of paragraphs (c), (e), (f) and (h) of Rule 144 shall not apply and such Shares may be freely transferred and may otherwise be offered and sold freely in the United States or (B) have been registered under the Securities Act of 1933. To the extent the person depositing Shares is an "affiliate" of the Company as such term is defined in Rule 144, the person also represents and warrants that, except as contemplated in Section 2.11 of the Deposit Agreement, upon the sale of the American Depositary Shares, all of the provisions of Rule 144 which enable the Shares to be freely sold (in the form of American Depositary Shares) will be fully complied with and, as a result thereof, all of the American Depositary Shares issued in respect of such Shares will not be on the sale thereof, Restricted Securities. Such representations and warranties shall survive the deposit and withdrawal of Shares and the issuance and cancellation of American Depositary Shares in respect thereof and the transfer of such American Depositary Shares.

(7) Disclosure of Interests. Notwithstanding any other provision of the Deposit Agreement or this Receipt, the Holder hereof agrees to comply with requests from the Company which are made under statutory provisions in the United Kingdom to provide information as to the capacity in which such Holder owns this Receipt and regarding the identity of any other person interested in this Receipt and the nature of such interest and may, pursuant to such statutory provisions and any provisions of the constituent documents of the Company, forfeit the right to vote and to direct the voting of, and be prohibited from transferring, this Receipt if compliance is not made, all as if this Receipt were to the extent practicable the Shares represented hereby, and the Depositary agrees to use its reasonable efforts to comply with any instructions received from the Company requesting that the Depositary take the reasonable actions specified therein to obtain such information.

J.P.Morgan

(8) Charges of Depositary. The Depositary may charge, and collect from, (i) each person to whom American Depositary Shares are issued, including, without limitation, issuances against deposits of Shares, issuances pursuant to Article IV of the Deposit Agreement, issuances pursuant to a stock dividend or stock split declared by the Company, or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the American Depositary Shares or the Deposited Securities, and (ii) each person surrendering American Depositary Shares for withdrawal of Deposited Securities or whose American Depositary Shares are cancelled or reduced for any other reason, U.S.$5.00 for each 100 American Depositary Shares (or portion thereof) issued, delivered, reduced, cancelled or surrendered (as the case may be). The Depositary may sell (by public or private sale) sufficient securities and property received in respect of any transactions contemplated by Article IV of the Deposit Agreement prior to such deposit to pay such charge. The following additional charges may be charged to Holders, any party depositing or withdrawing Shares or any party surrendering American Depositary Shares, to whom American Depositary Shares are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the American Depositary Shares or the Deposited Securities or a distribution of American Depositary Shares pursuant to Article IV of the Deposit Agreement), whichever is applicable (i) a fee of U.S.$0.05 or less per American Depositary Share for any cash distribution made pursuant to the Deposit Agreement, (ii) a fee of U.S.$1.50 per American Depositary Receipt or Receipts for transfers made pursuant to Section 2.4 of the Deposit Agreement, (iii) a fee for the distribution or sale of securities pursuant to Article IV of the Deposit Agreement, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this paragraph 8 treating all such securities as if they were Shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the Depositary to Holders entitled thereto, and (iv) a fee for the reimbursement of such fees, charges and expenses as are incurred by the Depositary and/or any of its agents (including, without limitation, the Custodian and expenses incurred on behalf of Holders in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in connection with the servicing of the Shares or other Deposited Securities, the sale of securities (including, without limitation, Deposited Securities), the delivery of Deposited Securities or otherwise in connection with the Depositary's or its Custodian's compliance with applicable law, rule or regulation (which fees and charges shall be assessed on a proportionate basis against Holders as of the record date or dates set by the Depositary and shall be payable at the sole discretion of the Depositary by billing such Holders or by deducting such charge from one or more cash dividends or other cash distributions). The Company will pay all other charges and expenses of the Depositary and any agent of the Depositary (except the Custodian) pursuant to agreements from time to time between the Company and the Depositary, except (a) stock transfer or other taxes and other governmental charges (which are payable by Holders or persons depositing Shares), (b) cable, telex and facsimile transmission and delivery charges incurred at the request of persons depositing, or Holders delivering Shares, Receipts or Deposited Securities (which are payable by such persons or Holders), (c) transfer or registration fees for the registration or transfer of Deposited Securities on any applicable register in connection with the deposit or withdrawal of Deposited Securities (which are payable by persons depositing Shares or Holders withdrawing Deposited Securities; there are no such fees in respect of the Shares as of the date of the Deposit Agreement), and (d) in connection with the conversion of foreign currency into U.S. dollars, JPMorgan Chase Bank, N.A. shall deduct out of such foreign currency the fees and expenses charged by it and/or its agent (which may be a division, branch or affiliate) so appointed in connection with such conversion. Such charges may at any time and from time to time be changed by and/or subject to agreement between the Company and the Depositary. The provisions in respect of these charges may be changed in the manner indicated in paragraph 21. The right of the Depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of the Deposit Agreement and this Receipt.

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The Depositary anticipates making contributions to the Company in connection with the American Depositary Receipt program upon such terms and conditions as the Company and the Depositary may agree from time to time. The Depositary may make available to the Company a set amount or a portion of the Depositary fees charged in respect of the American Depositary Receipt program or otherwise upon such terms and conditions as the Company and the Depositary may agree from time to time.

(9) Title to Receipts. Title to this Receipt (and to the Deposited Securities represented by the American Depositary Shares evidenced hereby), when properly endorsed or accompanied by properly executed instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the register maintained by the Depositary as the absolute owner hereof for the purpose of determining the person entitled to any distribution or notice and for all other purposes and neither the Depositary nor the Company will have any obligation or be subject to any liability under the Deposit Agreement to any holder of a Receipt, unless such holder is the Holder hereof.

(10) Validity of Receipt. This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose unless executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary.

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(11) Available Information. The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 applicable to foreign private issuers and accordingly files certain reports with the Securities and Exchange Commission. Such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission and located at the date of the Deposit Agreement at 100 F Street, NE, Room 1580, Washington, D.C. 20549.

Dated:

JPMorgan Chase Bank N.A., as Depositary

By:	__________________________
Authorized Officer

The address of the Depositary’s Office is 383 Madison Avenue, Floor 11, New York, New York 10179, Attention: ADR Department

J.P.Morgan

[FORM OF REVERSE OF RECEIPT]

SUMMARY OF CERTAIN ADDITIONAL PROVISIONS OF THE DEPOSIT AGREEMENT

(12) Distributions Upon Deposited Securities. Whenever the Company shall make any cash dividend or other cash distribution on Deposited Securities available in U.S. dollars and it is possible, whether by election or other action, for the Depositary to receive that dividend or distribution in U.S. dollars, the Depositary shall take any action to enable it to receive such dividend or distribution in U.S. dollars. In respect of any other cash dividend or cash distribution by the Company on any Deposited Securities, whenever the Depositary or the Custodian shall receive any cash dividend or other cash distribution upon any Deposited Securities, the Depositary shall after any necessary conversion of such distribution into U.S. dollars and after fixing a record date in respect thereof, subject to the Deposit Agreement, distribute as promptly as reasonably practicable the amount thus received, by electronic transfers from a bank in the United States or such other means as may be permitted under Section 4.1 of the Deposit Agreement, to the Holders of record on the record date set by the Depositary therefor of Receipts evidencing American Depositary Shares representing such Deposited Securities, in proportion to the number of American Depositary Shares representing such Deposited Securities held by each of them respectively; provided that the Depositary shall make appropriate adjustments in the amounts so distributed in respect of (a) any of the Deposited Securities being not entitled, by reason of its date of issuance or otherwise, to receive all or any portion of such distribution or (b) any amounts (i) required to be withheld by the Company, the Custodian or the Depositary on account of taxes, or (ii) charged by the Depositary in connection with the conversion of foreign currency into U.S. dollars, provided that if the Company shall announce any cash dividend on Deposited Securities in U.S. dollars, the Company shall cause the amount of U.S. dollars paid to the Depositary to be such that, subject to (i) above, the amount paid in respect of each Deposited Security hereunder is equal to the amount of the cash dividend per Share as so announced. The Depositary shall distribute only such amount as can be distributed without distributing to any Holder a fraction of one cent. Fractional cents will be withheld without liability and dealt with by the Depositary in accordance with its then current practices. For all cash dividends and other cash distributions that are made available to the Depositary after the date that will be published on adr.com/bp and communicated to then current Holders by mail, the Depositary will distribute such amounts to Holders solely via electronic funds transfer ("EFT"), except as otherwise provided herein. In order to receive such amounts, Holders must provide their bank deposit details to the Depositary in accordance with the instructions provided by the Depositary for this purpose. Subject to the last sentence of this paragraph, all such amounts owing to Holders who do not provide such bank deposit details shall be held by the Depositary on behalf of such Holders until such bank deposit details have been provided. All amounts so held by the Depositary will be reported for tax purposes as if paid to all Holders as of the date that funds are first made available to Holders and will neither accrue interest nor be invested for Holders while they are being held. A Holder will be unable to receive cash dividends or other cash distributions to which it is entitled until such time as such Holder either (i) provides its bank deposit details to the Depositary in accordance with the instructions provided by the Depositary for this purpose, (ii) transfers such Holder’s ADS position into DTC or (iii) cancels its American Depositary Shares (whereupon, in the case of a transfer to DTC or a cancellation, such Holder will receive a check for the aggregate amount of cash dividends and/or cash distributions being held on its behalf). Notwithstanding the foregoing, the Depositary shall, if instructed by the Company, distribute cash dividends and other cash distributions by check or by such other means as BP and the Depositary may agree. Cash distributions and cash proceeds from sales of non-cash distributions in foreign currency which, in the judgment of the Depositary can then be converted on a reasonable basis into U.S. dollars which can then be transferred to the United States, will, as promptly as practicable, be converted by sale or in such other manner as the Depositary may determine into U.S. dollars (net of the Depositary’s charges and expenses in effecting such conversion) before distribution to Holders. If in the reasonable judgment of the Depositary amounts received in foreign currency may not be converted on a reasonable basis into U.S. dollars transferable to the United States, or may not be so convertible for all of the Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in U.S. dollars to the extent reasonable and permissible to the Holders entitled thereto and may distribute the balance in foreign currency to the Holders entitled thereto or hold such balance or all such foreign currency for the Holders entitled thereto (uninvested and without liability for interest thereon).

J.P.Morgan

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may or shall, if the Company shall so request, subject to the Deposit Agreement, distribute to the Holders on a record date fixed pursuant to Section 4.6, in proportion to the number of American Depositary Shares representing such Deposited Securities held by each of them respectively, additional Receipts for an aggregate number of American Depositary Shares representing the number of Shares received as such dividend or free distribution. If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent its proportionate interest in the additional Shares so distributed upon such Deposited Securities.

Whenever the Company shall declare a dividend to be payable at the election of the holders of Shares in cash or in additional Shares (each an "Elective Distribution"), the Company and the Depositary agree to consult with each other to determine if it is reasonably practicable to extend such Elective Distribution to Holders and on the terms and procedures thereof . In connection with each Elective Distribution, the Company shall furnish an opinion of U.S. counsel to the Company, which counsel and opinion shall be reasonably acceptable to the Depositary, to the effect that the Company may make the Elective Distribution available to Holders and the Depositary may extend such Elective Distribution to Holders in each case without registration under the Securities Act of 1933 of the Shares issued pursuant to such Elective Distribution, or, if such opinion has been previously furnished, a letter from such counsel stating that the opinion previously provided may be relied upon by the Depositary as if such opinion were dated and delivered to the Depositary as of the date of such letter. If the Company and the Depositary have agreed that it is reasonably practicable to extend the Elective Distribution to Holders and on the terms and procedures thereof, the Depositary shall, if the Company shall request in writing, make such Elective Distribution available to Holders on the terms and following such procedures as agreed with the Company. If an Elective Distribution is not extended to Holders, the Depositary shall, to the extent permitted by law, distribute to the Holders, on the basis of the same determination as is made in the local market in respect of the Shares for which no election is made, either (x) cash upon the terms described above or (y) additional American Depositary Shares representing such additional Shares upon the terms described in the first paragraph of Section 4.2 of the Deposit Agreement. Issuance fees owing to the Depositary pursuant to the terms hereof will be deducted from each electing Holder's dividend entitlement by adding such issuance fee to the reference price used in calculating the American Depositary Share entitlement of each Elective Distribution. If an Elective Distribution is extended to Holders, the Depositary shall establish a record date in the manner described in Section 4.6 of the Deposit Agreement and inform Holders of the procedures necessary to permit them to participate in such Elective Distribution. Unless otherwise agreed in writing by the Company and the Depositary, to the extent a Holder shall make an election with respect to an Elective Distribution, such election shall remain in full force and effect until such time as a notice revoking such election is received from such Holder (in which case the Holder will be treated as having elected to receive the default consideration) or a further election is received from such Holder or the Depositary notifies such Holder that the election previously received from such Holder ceases to be valid for further Elective Distributions. The Company shall assist the Depositary in establishing such procedures to the extent reasonably necessary. Subject to Section 5.9 of the Deposit Agreement and paragraph 8 hereof, if a Holder elects to receive the proposed dividend (x) in cash, the dividend shall be distributed upon the terms described in Section 4.1 of the Deposit Agreement, or (y) in American Depositary Shares, the dividend shall be distributed upon the terms described in the first paragraph of this Section 4.2 of the Deposit Agreement. If, at any time after an Elective Distribution, a Holder's account is solely comprised of a fraction of an American Depositary Share, the Company may instruct the Depositary to sell or dispose of such fractional ADS (or the Deposited Securities represented thereby) and to handle the net proceeds from such disposition and/or sale (after deduction of the costs and expenses of such sale) in the manner instructed by the Company, which may involve not delivering such net proceeds to the Holder. Holders are strongly encouraged to review the terms of the Elective Distribution and to consult with their tax advisors prior to taking any action which may result in their account solely comprising of a fractional American Depositary Share.

J.P.Morgan

If the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any nature, the Depositary shall have discretion, after consultation with the Company, as to the procedure to be followed in making such rights available to the Holders or in disposing of such rights and distributing the net proceeds thereof; provided that the Depositary will, if requested by the Company, subject to the Deposit Agreement either (y) make such rights available to Holders by means of warrants or otherwise, if lawful and feasible, or (z) if making such rights available is not lawful or not feasible, or if such rights or warrants are not exercised and appear to be about to lapse, sell such rights or warrants at public or private sale, at such place or places and upon such terms as the Depositary may deem proper, and allocate the proceeds of such sales for account of the Holders otherwise entitled thereto upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions, or the date of delivery of any Receipt or Receipts, or otherwise, and distribute the net proceeds so allocated to the Holders entitled thereto to the extent practicable as in the case of a distribution received in cash. The Depositary will distribute to Holders on the record date set by it therefor any distribution on Deposited Securities other than cash, Shares or rights in any manner that the Depositary deems equitable and practicable; provided that if in the opinion of the Depositary any distribution other than cash, Shares or rights upon any Deposited Securities cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including any tax withholding or securities law requirement) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the distribution by the Depositary of the net proceeds of any such sale to the Holders entitled thereto as in the case of a distribution received in cash. The Depositary need not distribute securities, Receipts or rights unless the Company furnishes certain evidence or opinions in respect of United States securities laws (which the Company has no obligation to do).

(13) Record Dates. Whenever any distribution is being made upon any Deposited Securities or any meeting of holders of Shares or other Deposited Securities is being held or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary will, after consultation with the Company, fix a record date for the determination of the Holders who shall be entitled to receive such distribution or the net proceeds of the sale thereof, to vote or to give instructions for the exercise of voting rights at any such meeting, to receive such notice or solicitation or to act in respect of such other matter, subject to the provisions of the Deposit Agreement, which shall, to the extent practicable, be the same date as is fixed by the Company for the Deposited Securities.

J.P.Morgan

(14) Voting of Deposited Securities. In the Deposit Agreement the Depositary or, if the Deposited Securities are registered in the name of or held by its nominee, its nominee, subject to and in accordance with the constituent documents of the Company irrevocably appointed the Holder hereof for the time being on the record date (the "Voting Record Date") fixed by the Depositary in accordance with Section 4.6 of the Deposit Agreement in respect of any meeting (at which holders of Shares or other Deposited Securities are entitled to vote) as its proxy to attend, vote and speak at the relevant meeting (or any adjournment thereof) in respect of the Deposited Securities represented hereby on the Voting Record Date. In respect of any such meeting the Holder hereof can appoint any person as its substitute proxy to attend, vote and speak on its behalf subject to and in accordance with the provisions of this paragraph and the constituent documents of the Company. As soon as practicable after receipt of notice of any meeting at which the holders of Deposited Securities are entitled to vote, or of solicitation of consents or proxies from holders of Deposited Securities, the Depositary shall, in accordance with Section 4.6 of the Deposit Agreement, fix the Voting Record Date in respect of such meeting or solicitation. The Depositary or, if the Company so determines, the Company, shall distribute by mail, or such other means and manner as may be mutually agreed between the Depositary and the Company, to the Holder of record hereof on such Voting Record Date: (a) such information as is contained in such notice of meeting or in the solicitation materials, (b) a Receipt proxy card in a form prepared by the Depositary, after consultation with the Company, (c) a statement that each Holder at the close of business on the Voting Record Date will be entitled, subject to any applicable law, the Company’s constituent documents and the provisions of or governing the Deposited Securities, either (i) to use such Receipt proxy card in order to attend, vote and speak at such meeting as the proxy of the Depositary or its nominee solely with respect to the Shares or other Deposited Securities represented by American Depositary Shares evidenced by this Receipt or (ii) to appoint any other person as the substitute proxy of such Holder, solely with respect to the Shares or other Deposited Securities represented by American Depositary Shares evidenced by this Receipt, or (iii) to renounce the proxy initially provided by the Depositary or its nominee to such Holder or such Holder's substitute proxy and to provide Voting Instructions to the Depositary as to the exercise of the voting rights pertaining to the Shares or other Deposited Securities represented by American Depositary Shares evidenced by this Receipt, and (d) if the Depositary is to be given Voting Instructions by such Holder, a brief statement as to the manner in which Voting Instructions may be given or deemed given to the Depositary. Upon actual receipt by the ADR department of the Depositary of instructions of a Holder of record hereof on the Voting Record Date in the manner and on or before the time established by the Depositary for such purpose, the Depositary shall endeavor, insofar as practicable and permitted under applicable law, and the provisions of the Company’s constituent documents and the provisions of the Deposited Securities, to vote or cause to be voted the Deposited Securities represented by the American Depositary Shares evidenced this Receipt in accordance with such instructions. The Depositary will not itself exercise any voting discretion in respect of any Deposited Securities. Notwithstanding anything contained in Section 4.7 of the Deposit Agreement to the contrary, Holders and their substitute proxy (other than the Depositary) shall only be permitted to attend, vote and speak at meetings at which holders of Deposited Securities are entitled to vote as the proxy of the Depositary or its nominee with respect to the whole number of Shares represented by the American Depositary Shares evidenced by Receipts held by such Holders at the close of business on the Voting Record Date in accordance with Section 4.6 of the Deposit Agreement.

If, notwithstanding the above, an attempt is made to appoint the Depositary or its nominee as proxy in respect of Deposited Securities which are either registered in the Depositary’s or its nominee’s own name, and the Depositary or its nominee cannot under English law act as proxy in respect of such Deposited Securities, then in order to give effect to the instructions contained in such a nomination, the Depositary or its nominee shall execute those instructions, or cause those instructions to be executed, in its capacity as registered owner of such Deposited Securities that are in registered form.

J.P.Morgan

For the avoidance of doubt, when the Depositary receives Voting Instructions from a substitute proxy of a Holder (including, without limitation, instructions from Broadridge Financial Solutions or any other entity acting on behalf of participants and/or customers of participants within DTC) or their agents, and such registered Holder has notified the Depositary that it holds Receipts on behalf of such substitute proxies, the Depositary shall treat such Voting Instructions as coming from an entity that holds Receipts on behalf of such substitute proxies and the Depositary shall vote or cause to be voted the Deposited Securities in accordance with such instructions.

Except as provided for in the next paragraph, Shares or other Deposited Securities represented by American Depositary Shares for which no specific Voting Instructions are received by the Depositary from the Holder shall not be voted by the Depositary but may be directly voted by the Holder in attendance at meetings of shareholders as proxy for the Depositary or its nominee, subject to, and in accordance with, the provisions of this paragraph 8 and the Company’s constituent documents.

To the extent the Depositary has been provided with at least 35 days' notice of the proposed meeting, if Voting Instructions are not so timely received by the Depositary from any Holder and the Company and Depositary have worked out an arrangement to ensure that such Holder is not in attendance at the meeting, such Holder shall be deemed, and the Depositary is instructed to deem such Holder, to have instructed the Depositary to give a discretionary proxy to a person designated by the Company to vote the Deposited Securities represented by the American Depositary Shares evidenced by such Holder's Receipts as to which such instructions are so given, provided that no such instruction shall be deemed given and no discretionary proxy shall be given with respect to any meeting or solicitation (a) if the Company informs the Depositary in writing (and the Company agrees to provide the Depositary with such information promptly in writing) that (i) it does not wish such proxy to be given, (ii) substantial opposition exists with respect to any agenda item for which the proxy would be given or (iii) the agenda item in question, if approved, would materially or adversely affect the rights of holders of Shares and (b) unless, with respect to such meeting and/or solicitation, the Depositary has been provided with an opinion of counsel to the Company, in form and substance satisfactory to the Depositary, to the effect that (i) the granting of such discretionary proxy does not subject the Depositary to any reporting obligations in England or Wales, (ii) the granting of such proxy will not result in a violation of English law, rule, regulation or permit, (iii) the voting arrangement and deemed instruction as contemplated herein will be given effect under English law, and (iv) the granting of such discretionary proxy will not under any circumstances result in the Shares represented by the American Depositary Shares being treated as assets of the Depositary under English law.

J.P.Morgan

There is no guarantee that Holders generally or any Holder in particular will receive the notice described above with sufficient time to enable such Holder to return any voting instructions to the Depositary in a timely manner. Notwithstanding anything contained in the Deposit Agreement or any Receipt, the Depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the American Depositary Shares are listed, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Holders a notice that provides Holders with, or otherwise publicizes to Holders, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials). Voting instructions will not be deemed received by the Depositary until such time as the department within the Depositary responsible for proxies and voting has received such instructions notwithstanding that such instructions may have been physically received by JPMorgan Chase Bank, N.A. prior to such time.

(15) Changes Affecting Deposited Securities. Upon any change in par value, split-up, consolidation, cancellation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities that shall be received by the Depositary or the Custodian in exchange for, or in conversion, replacement or otherwise in respect of, Deposited Securities shall be treated as Deposited Securities under the Deposit Agreement; and, the Depositary may with the Company’s approval, and shall if the Company shall so request, execute and deliver additional Receipts in respect of such securities as in the case of a dividend of Shares or call for the surrender of outstanding Receipts to be exchanged for new Receipts, reflecting such securities, and to the extent that such additional or new Receipts are not delivered this Receipt shall thenceforth evidence American Depositary Shares representing the right to receive the Deposited Securities including the securities so received.

(16) Reports; Inspection of Register. The Depositary will make available for inspection by Holders at the Depositary’s Office, at the office of the Custodian and at any other designated transfer offices any reports and communications received from the Company which are both (a) received by the Depositary, the Custodian or the nominee of either as the holder of the Deposited Securities and (b) made generally available to the holders of Deposited Securities by the Company. The Depositary or its agent will keep at facilities in the United States a Receipt register for the registration of Receipts and their transfer that at all reasonable times will be open for inspection by the Holders and the Company; provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts. The Depositary, upon request by the Company, will make available access to the Receipt register at an office in the Borough of Manhattan, The City of New York.

J.P.Morgan

(17) Withholding. In connection with any distribution to Holders, the Company will withhold from such distribution and remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld by the Company and owing to such authority or agency by the Company; and the Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld by the Company and owing to such authority or agency by the Depositary or the Custodian. If the Depositary determines that any distribution in property other than cash (including Shares or rights) on Deposited Securities is subject to any tax that the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner, as the Depositary reasonably deems necessary and practicable to pay such taxes, by public or private sale and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto.

(18) Actions by Holders. The Depositary shall cause its nominee, Guaranty Nominees Limited, or a successor nominee, in its capacity as a member of the Company in respect of the Shares and other Deposited Securities, from time to time, to take such limited actions as may be reasonably requested in writing by a Holder, to the extent practicable and subject to any applicable law, regulation, stock exchange requirement or the constituent documents of the Company, solely to enable such Holder to exercise those rights to which Guaranty Nominees Limited or such successor nominee is entitled by virtue of being a member of the Company in respect of the Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Holder’s Receipts; provided, however, that with respect to rights other than as set forth in Section 4.7 of the Deposit Agreement, Guaranty Nominees Limited or such successor nominee shall take such action only to the extent that (a) it has been fully indemnified to its reasonable satisfaction by the Holder against any and all loss, liability, or expense which it may or shall suffer or reasonably incur, (b) such Holder has provided and will continue to provide as reasonably requested from time to time security in the form of a bond or otherwise in relation to such action reasonably satisfactory to the Depositary, and (c) any legal proceeding or similar action brought on behalf of such Holder pursuant to the exercise of such rights shall be brought in the name of Guaranty Nominees Limited or a successor nominee and not in the name of the Depositary and shall specifically state that Guaranty Nominees Limited or such successor nominee is involved in such action solely for the purpose of enabling the Holder to establish a right of action and for no other purpose and that Guaranty Nominees Limited or such successor nominee has no other interest in, or no responsibility for, such matter. Any exercise of such rights or powers shall be for the sole benefit of, and at the cost and expense of, such Holder.

J.P.Morgan

(19) Liability of the Company and the Depositary. Neither the Depositary, its agents nor the Company shall incur any liability if, by reason of any present or future law, rule, regulation, fiat, order or decree of the United States, the United Kingdom or any other country or of any government or governmental or regulatory authority or any securities exchange or market or automated quotation system, the provisions of or governing any Deposited Securities, any present or future provision of the Company's constituent documents, any act of God, war, terrorism, nationalization or other circumstances beyond its control, the Depositary, its agents or the Company shall be prevented, delayed or forbidden from, or subjected to any civil or criminal penalty in connection with, any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed; nor shall the Depositary, its agents or the Company incur any liability to any Holder or other person by reason of any nonperformance or delay, caused as aforesaid, in performance of any act or thing that by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement.(including, without limitation, any failure to determine that any distribution or action may be lawful or reasonably practicable). Each of the Company, Depositary and their respective agents assume no obligation and shall be subject to no liability under the Deposit Agreement or the Receipts to Holders or other persons, except to perform such obligations as are specifically set forth and undertaken by each of them to perform in the Deposit Agreement without gross negligence or willful misconduct. Without limitation of the preceding sentence, (a) neither the Depositary nor its agents shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or the Receipts, (b) neither the Company nor its agents shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or the Receipts that in its opinion may involve it in expense or liability, unless indemnity satisfactory to it in its sole discretion against all expense and liability be furnished as often as may be required, and (c) none of the Depositary, the Company or their respective agents shall be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person believed by it to be competent to give such advice or information. Each of the Depositary, the Company and their respective agents may rely and shall be protected in acting upon any written notice, request, direction, instruction or document believed by it to be genuine and to have been signed, presented or given by the proper party or parties. The Depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system. The Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any Custodian that is not a branch or affiliate of JPMorgan Chase Bank, N.A. The Depositary shall not have any liability for the price received in connection with any sale of securities, the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale. Further, the Depositary and its agents disclaim to the maximum extent permitted by law any and all liability for the price received in connection with any sale of securities or the timing thereof. Notwithstanding anything to the contrary contained in the Deposit Agreement (including the Receipts), subject to the penultimate sentence of Section 5.3 thereof, the Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of any Custodian other than JPMorgan Chase Bank, N.A. except to the extent that the Custodian has (i) committed fraud or willful misconduct in the provision of custodial services to the Depositary or (ii) failed to use reasonable care in the provision of custodial services to the Depositary as determined in accordance with the standards prevailing in the jurisdiction in which the Custodian is located. To the extent the Custodian is JPMorgan Chase Bank, N.A. the Depositary shall be responsible for the acts and omissions to act on the part of the Custodian as if the Depositary were acting as Custodian hereunder. The Depositary shall be under no obligation to inform Holders or any other holders of an interest in an American Depositary Share about the requirements of English law, rules or regulations or any changes therein or thereto. The Depositary and its agents shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast by the Depositary to the extent the Depositary has received voting instructions as provided in the Deposit Agreement with respect to any of the Deposited Securities (provided that such manner or failure to vote was without gross negligence or willful misconduct), or for the effect of any such vote. The Depositary may rely upon instructions from the Company or its counsel in respect of any approval or license required for any currency conversion, transfer or distribution. The Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in Receipts. Notwithstanding anything to the contrary set forth in the Deposit Agreement or a Receipt, the Depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the Deposit Agreement, any Holder or Holders, any Receipt or Receipts or otherwise related hereto or thereto to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators. None of the Depositary, the Custodian or the Company shall be liable for the failure by any Holder or beneficial owner to obtain the benefits of credits on the basis of non-U.S. tax paid against such Holder's or beneficial owner's income tax liability. The Depositary and the Company shall not incur any liability for any tax consequences that may be incurred by Holders and beneficial owners on account of their ownership of the Receipts or American Depositary Shares. The Depositary shall not incur any liability for the content of any information submitted to it by or on behalf of the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the Deposit Agreement or for the failure or timeliness of any notice from the Company. The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without gross negligence while it acted as Depositary. The Company has agreed to indemnify the Depositary and its agents under certain circumstances and the Depositary has agreed to indemnify the Company under certain circumstances. The Depositary reserves the right to utilize a division, branch or affiliate of JPMorgan Chase Bank, N.A. to direct, manage and/or execute any public and/or private sale of securities under the Deposit Agreement. Such division, branch and/or affiliate may charge the Depositary a fee in connection with such sales, which fee is considered an expense of the Depositary contemplated under Section 5.9 of the Deposit Agreement and paragraph 8 of the form of Receipt. Neither the Company, the Depositary nor any of their respective agents shall be liable to Holders or beneficial owners of interests in American Depositary Shares for any indirect, special, punitive or consequential damages (including, without limitation, lost profits) of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought. No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

J.P.Morgan

(20) Resignation and Removal of Depositary; the Custodian. The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company such resignation to take effect upon the appointment of and acceptance by a successor depositary as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by providing no less than 60 days prior written notice of such removal to the Depositary, such removal to take effect the later of (i) the 60th day after such notice of removal is first provided and (ii) the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. Notwithstanding the foregoing, if upon the resignation or removal of the Depositary a successor depositary is not appointed within 60 days, the Depositary may elect to terminate the Deposit Agreement and the Receipts and the provisions of Section 6.2 of the Deposit Agreement shall thereafter govern the Depositary's obligations under the Deposit Agreement. The Depositary may from time to time appoint one or more agents to act for it as Custodian under the Deposit Agreement and the term "Custodian" refers to each Custodian or all Custodians as the context requires.

(21) Amendment of Deposit Agreement and Receipts. The Receipts and the Deposit Agreement may be amended by agreement between the Company and the Depositary without the consent of Holders. Any amendment that shall impose or increase any fees or charges (other than the fees and charges listed in clauses (a) through (d) of paragraph 8) or that shall otherwise prejudice any substantial existing right of Holders shall not, however, become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment shall have been given to the Holders. Every Holder at the expiration of such 30 days shall be deemed by holding such Receipt to consent and agree to such amendment and to be bound by the Deposit Agreement or the Receipt as amended thereby. In no event shall any amendment impair the right of the Holder hereof to surrender this Receipt and receive therefor the Deposited Securities represented hereby, except in order to comply with mandatory provisions of applicable law.

J.P.Morgan

(22) Termination of Deposit Agreement. The Depositary shall at any time at the direction of the Company terminate the Deposit Agreement by giving notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination. The Depositary may terminate the Deposit Agreement by giving notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination (i) at any time after 60 days after the Depositary shall have delivered to the Company its written resignation or (ii) at any time after 60 days after the Company’s notice of removal was first provided to the Depositary, provided in either case that no successor depositary shall have been appointed and accepted its appointment as provided in Section 5.4 of the Deposit Agreement before the end of such 60-day period. After the date so fixed for termination, the Depositary and its agents will perform no further acts under the Deposit Agreement, except to advise Holders of such termination, receive and hold distributions on Deposited Securities (or sell property or rights or convert Deposited Securities into cash) and deliver Deposited Securities being withdrawn. As soon as practicable after the expiration of six months from the date so fixed for termination, the Depositary shall sell the Deposited Securities and shall thereafter (as long as it may lawfully do so) hold in a segregated account the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, without liability for interest, in trust for the pro rata benefit of the Holders of Receipts not theretofore surrendered.

(23) Waiver. EACH PARTY TO THE DEPOSIT AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH HOLDER AND BENEFICIAL OWNER AND/OR HOLDER OF INTERESTS IN RECEIPTS) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE DEPOSITARY AND/OR THE COMPANY DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE AMERICAN DEPOSITARY SHARES OR THE RECEIPTS, THE DEPOSIT AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN OR THEREIN, OR THE BREACH HEREOF OR THEREOF (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR ANY OTHER THEORY).

(24) Restricted American Depositary Shares. The Depositary may from time to time, at the written request and expense of the Company, establish procedures enabling the deposit of Shares under the Deposit Agreement that are Restricted Securities in order to enable the Depositary to issue restricted American Depositary Shares representing such deposited Shares (such Shares that are Restricted Securities being “Restricted Shares” and the Receipts evidencing such Restricted American Depositary Shares being “Restricted Receipts"). The Company shall assist the Depositary in the establishment of such procedures and, in the Deposit Agreement agrees that it shall take all steps necessary and reasonably satisfactory to the Depositary to ensure that the establishment of such procedures does not violate the provisions of the Securities Act of 1933 or any other applicable laws. The depositors of such Restricted Shares and the holders of the Restricted American Depositary Shares may be required prior to the deposit of such Restricted Shares, the transfer of the Restricted Receipts and the Restricted American Depositary Shares evidenced thereby or the withdrawal of the Restricted Shares represented by Restricted American Depositary Shares to provide such written certifications, opinions of counsel and/or agreements as the Depositary or the Company may require. The Company shall provide to the Depositary in writing the legend(s) (the “Legends”) to be included in the account statements issued from time to time to Holders of Restricted American Depositary Shares, which legends shall be in a form reasonably satisfactory to the Depositary and shall contain the specific circumstances under which the Restricted Receipts and the Restricted American Depositary Shares represented thereby may be transferred or the Restricted Shares withdrawn. Any Restricted American Depositary Shares shall be issued in book-entry form on the books of the Depositary with such restrictions, notations and blocks to ensure that such Restricted American Depositary Shares may not be delivered off the books of the Depositary through the Direct Registration System. The terms "deliver," "execute," "issue," "register," "surrender," "transfer" or "cancel," when used with respect to book-entry Restricted American Depositary Shares, shall refer to an entry or entries on the books of the Depositary.

J.P.Morgan

The Depositary, the Company and each Holder of Restricted Receipts agrees that the following text of paragraph (6) of the form of Receipt shall not be applicable to persons depositing Restricted Shares against the issuance of Restricted American Depositary Shares: “that such Shares (A) are not ‘restricted securities’ as such term is defined in Rule 144 under the Securities Act of 1933 (‘Restricted Securities’) unless at the time of deposit the requirements of paragraphs (c), (e), (f) and (h) of Rule 144 shall not apply and such Shares may be freely transferred and may otherwise be offered and sold freely in the United States or (B) have been registered under the Securities Act of 1933. To the extent the person depositing Shares is an ‘affiliate’ of the Company as such term is defined in Rule 144, the person also represents and warrants that upon the sale of the American Depositary Shares, all of the provisions of Rule 144 which enable the Shares to be freely sold (in the form of American Depositary Shares) will be fully complied with and, as a result thereof, all of the ADSs issued in respect of such Shares will not be on the sale thereof, Restricted Securities”. In addition, the foregoing text shall not be applicable to Holders of Restricted American Depositary Shares unless and until each of following actions has been taken: (w) any applicable Legends and any stop-transfer instructions applicable to the Restricted American Depositary Shares on the Depositary’s records have been removed by the Depositary, (x) the Restricted American Depositary Shares and the Shares represented thereby have ceased to be Restricted Securities and the Restricted American Depositary Shares are treated by the Depositary on the same terms as the other American Depositary Shares issued and outstanding hereunder that are not Restricted American Depositary Shares, (y) the Depositary has moved the Shares represented by the Restricted American Depositary Shares to the general pool of Shares represented by the American Depositary Shares, and (z) the Depositary has taken all actions necessary to remove any distinctions, limitations and restrictions previously existing between the applicable Restricted American Depositary Shares and Restricted Receipts, respectively, on the one hand, and the other American Depositary Shares and Receipts that are not Restricted American Depositary Shares or Restricted Receipts, respectively, on the other hand, including, without limitation, by making the newly-unrestricted American Depositary Shares eligible for inclusion in the applicable book-entry settlement systems ((w), (x), (y) and (z), together, the “Restriction Removal Actions”).

J.P.Morgan

At all times that the Restricted American Depositary Shares constitute Restricted Securities, and at all times before the Restriction Removal Actions are taken, the Holder thereof shall not offer, sell, pledge, distribute, dispose of or otherwise transfer such Restricted American Depositary Shares unless it shall have provided to the Depositary (a) a legal opinion of U.S. counsel, in form and substance, and from counsel, reasonably satisfactory to the Depositary, to the effect that (i) the Shares represented by the Restricted American Depositary Shares have been registered under the Securities Act of 1933 or (ii) such Restricted American Depositary Shares and the Shares represented thereby may be offered and sold without registration under the Securities Act of 1933 pursuant to an applicable exemption from the registration requirements thereof and (b) such other documentation as the Depositary may reasonably require. In the case of a transfer under clause (ii), the Restricted American Depositary Shares will continue to bear the Legends after such transfer and shall otherwise remain subject to the provisions of Section 2.11 of the Deposit Agreement.

If a Holder surrenders Restricted American Depositary Shares for cancellation and withdrawal of Deposited Securities, the Depositary shall cancel the surrendered Restricted American Depositary Shares and deliver Deposited Securities only upon receipt of a certification and agreement in such form as the Depositary may reasonably request, signed by or on behalf of the person or entity that will be the beneficial owner of the Deposited Securities upon withdrawal, or, at the Depositary’s election, an opinion of U.S. counsel reasonably acceptable to the Depositary covering such matters as the Depositary may reasonably request, as well as such other opinions and documentation as the Depositary may reasonably require.

All references in the Deposit Agreement to American Depositary Shares shall include any Restricted American Depositary Shares issued under Section 2.11 of the Deposit Agreement, and all references to Receipts or American Depositary Receipts shall include any Restricted Receipts evidencing Restricted American Depositary Shares. The Receipt Register shall include American Depositary Receipts and Restricted Receipts that are noted with such restrictions, notations and blocks to ensure that such Restricted American Depositary Shares may not be delivered off the books of the Depositary through the Direct Registration System. To the extent that, in relation to any Restricted American Depositary Share, any term or provision of Section 2.11 of the Deposit Agreement shall be inconsistent with any other terms or provisions of the Deposit Agreement, the terms and conditions of Section 2.11 of the Deposit Agreement shall take precedence with respect to such Restricted American Depositary Share, only to the extent of such inconsistency, and shall to such extent govern the rights and obligations of the parties to the Deposit Agreement pertaining to such Restricted American Depositary Shares and the Shares represented thereby. References in the Deposit Agreement and the Receipts to the Direct Registration System and Direct Registration Receipts shall not be deemed to apply to the Restricted American Depositary Shares or Restricted Receipts. References in the Deposit Agreement and Receipts to Restricted Receipts shall refer to any written confirmation of book-entry notation provided to the Holder of such Restricted American Depositary Shares.

J.P.Morgan

If the Restricted Receipts and the Restricted American Depositary Shares represented thereby cease to be Restricted Securities, then upon the Depositary’s receipt of (1) an opinion of U.S. counsel reasonably acceptable to the Depositary covering such matters as the Depositary may reasonably request, (2) one or more opinions of English counsels reasonably acceptable to the Depositary covering such matters as the Depositary may reasonably request, (3) an instruction letter and agreement from the Holder of the Restricted Receipts covering such matters as the Depositary may reasonably require, (4) instructions from the Company to undertake the Restriction Removal Actions, (5) any certifications and other documentation specified in the Deposit Agreement or otherwise reasonably required by the Depositary and (6) compliance with any procedures established or otherwise required by the Depositary, the Depositary shall undertake the Restriction Removal Actions.